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                                                                 EXHIBIT 99.9


[STARMEDIA LOGO]


            STARMEDIA NETWORK ANNOUNCES APPOINTMENT OF SUSAN SEGAL AS
                   ACTING CHAIRMAN OF THE BOARD OF DIRECTORS


NEW YORK, NY, NOVEMBER 19, 2001 - THE BOARD OF DIRECTORS OF StarMedia Network (NASDAQ: STRM) (www.starmedia.com), the leading integrated Internet media and solutions company targeting Spanish- and Portuguese-speaking audiences, announced today that Susan Segal has been appointed to serve as acting Chairman of the Board. She succeeds Fernando Espuelas, co-founder and former Chief Executive Officer of the Company, who, pursuant to his August 2001 agreement with the Company, resigned on November 15 as Chairman of the Board of Directors. Mr. Espuelas will continue to serve as a Director on the Company's Board.

ABOUT STARMEDIA NETWORK, INC.

StarMedia Network is the leading integrated Internet media and solutions company for Spanish- and Portuguese-speaking audiences, providing technology and services that enable consumers and businesses to take full advantage of the Internet. The company has operations in Argentina, Brazil, Chile, Colombia, Mexico, Puerto Rico, Spain, Uruguay, Venezuela, and throughout the United States.

THIS PRESS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 RELATING TO FUTURE EVENTS OR FUTURE FINANCIAL RESULTS OF STARMEDIA NETWORK, INC. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY. IN CONSIDERING SUCH STATEMENTS, INVESTORS SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THE MATTERS SET FORTH IN STARMEDIA NETWORK, INC.'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      # # #


PRESS AND INVESTOR INQUIRIES:
Romi Schutzer
Senior Vice President, Corporate Communications
(212) 905-8269
romi.schutzer@starmedia.net
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